UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                                SCHEDULE 14A-101


                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)


Filed by the Registrant                          [x]
Filed by a Party other than the Registrant       [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement.
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
[x]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240. 14a-12.

                               LECROY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       1) Title of each class of securities to which transaction applies:
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       2) Aggregate number of securities to which transaction applies:
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       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):
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[ ] Fee paid previously with preliminary materials.
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[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           1)   Amount previously paid:
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           4)   Date Filed:
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




                               LECROY CORPORATION

                  NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 27, 2004


                                                         700 Chestnut Ridge Road
                                                  Chestnut Ridge, New York 10977
                                                              September 24, 2004


To the Stockholders of
   LeCroy Corporation:


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of LeCroy Corporation will be held at LeCroy Corporation's executive offices located at 700 Chestnut Ridge Road, Chestnut Ridge, New York, on Wednesday, October 27, 2004 at 11:00 a.m., Eastern Time, for the following purposes:

1. To elect three directors to the Board of Directors of the Company, to each serve for a term of three years; and

2. To consider and act upon any other matters which may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Stockholders of record at the close of business on September 1, 2004 will be entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.



                                      By Order of the Board of Directors,



                                      Scott D. Kantor
                                      Secretary


PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, OR VOTE BY TELEPHONE OR THE INTERNET (INSTRUCTIONS ARE ON YOUR PROXY
CARD), SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING.

                               LECROY CORPORATION

                                -----------------

                                 PROXY STATEMENT

SOLICITATION BY BOARD OF DIRECTORS

     This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and form of proxy are being furnished to the holders of the Common Stock of LeCroy Corporation ("LeCroy," "Company," "we," "our" or "us") in connection with the solicitation by our Board of Directors of proxies to be used at the Annual Meeting of Stockholders to be held on October 27, 2004 at 11:00 a.m., Eastern Time, at our executive offices, at 700 Chestnut Ridge Road, Chestnut Ridge, New York, and at any adjournment or postponement thereof.

RECORD DATE

     The close of business September 1, 2004 is the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

SOLICITATION OF PROXIES AND MAILING DATE

     This Proxy Statement and proxies for use at the Annual Meeting will be mailed to stockholders on or about September 24, 2004, and such proxies will be solicited chiefly by mail, but additional solicitations may be made by telephone or in person by our officers, directors or regular employees, who will not receive any additional compensation for such solicitation activities. We may enlist the assistance of brokerage houses in soliciting proxies. All solicitation expenses, including the cost of preparing, assembling and mailing proxy materials, will be borne by LeCroy. Our Annual Report for the fiscal year ended June 30, 2004, containing the audited financial statements and notes thereto, is being mailed to stockholders concurrently with this statement.

SHARES OUTSTANDING

     As of the close of business on September 1, 2004, we had outstanding 11,977,004 shares of Common Stock, $.01 par value. Each share of Common Stock is entitled to one vote on all matters presented at the Annual Meeting.

VOTING RIGHTS

      The presence, either in person or by duly executed proxy, of the holders of a majority of outstanding shares of stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Shares that reflect abstentions or "broker non-votes" (i.e., shares held by brokers that are represented at the Annual Meeting but as to which such brokers have not received instructions from the beneficial owners and, with respect to one or more but not all issues, such brokers do not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting but will not be counted as votes on any proposals at the Annual Meeting. Accordingly, abstentions and broker non-votes will have no impact on the outcome of the vote on the election of directors. The affirmative vote of the holders of a plurality of the shares of stock present or represented and actually voted at the Annual Meeting is required for the election of directors.

REVOKING A PROXY

    A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with our Secretary a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting.

VOTING OF PROXIES

     Shares represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specific instructions are given, your shares will be voted for proposal 1 as set forth in the accompanying Notice of the Annual Meeting of Stockholders, and in accordance with the best judgment of the named proxies on any other matters that may properly come before the Annual Meeting.

     The Board of Directors knows of no matters, other than proposal 1, to be presented for consideration at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed proxy to vote the shares represented by the proxy in accordance with their best judgment on any such matters. The persons named in the enclosed proxy may also, if a quorum is not present, vote such proxy to adjourn the Annual Meeting from time to time.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of our Common Stock as of July 30, 2004 by (i) each person or group who is known by us to own beneficially more than five percent (5%) of our issued and outstanding Common Stock, (ii) each director and nominee for director, (iii) each named executive officer described in the section of this Proxy Statement captioned "Executive Compensation," and (iv) all directors and executive officers of LeCroy as a group.

     Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission, or SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of July 30, 2004 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Percentage ownership is based on 11,974,879 shares outstanding as of July 30, 2004. Except as otherwise indicated below, to our knowledge, all persons listed below have sole voting power and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated, the address for each of the following stockholders is c/o LeCroy Corporation, 700 Chestnut Ridge Road, Chestnut Ridge, New York 10977.

                                                                                        AMOUNT &
                                                                                       NATURE OF     PERCENT
                                                                                       BENEFICIAL       OF
TITLE OF CLASS    NAME AND ADDRESS OF BENEFICIAL OWNER                                 OWNERSHIP      CLASS
--------------    -------------------------------------                                -----------   -------
Common            State of Wisconsin Investment Board...............................     1,720,420    14.4%
                      P.O. Box 7842
                      Madison, Wisconsin 53707
Common            The TCW Group, Inc. and its direct and indirect subsidiaries (1)...    1,310,388    10.9
                      865 South Figueroa Street, Suite 1800
                      Los Angeles, California 90017
Common            Kopp Investment Advisors, LLC and certain affiliates.............      1,224,415    10.2
                      LeRoy C. Kopp (2)
                      7701 France Avenue South, Suite 500
                      Edina, Minnesota 55435
Common            State Street Research & Management Company (3)....................     1,015,400     8.5
                      1 Financial Center
                      Boston, Massachusetts 02111
Common            Royce & Associates, LLC...........................................       756,200     6.3
                      1414 Avenue of the Americas
                      New York, NY 10019
Common            Thomas H. Reslewic (4)............................................       461,344     3.7
Common            Walter O. LeCroy, Jr. (5)..........................................      441,845     3.7
Common            R. Scott Bausback (6).............................................       147,500     1.2
Common            David C. Graef (7)................................................       139,723     1.2
Common            Conrad J. Fernandes (8)...........................................        91,224      *
Common            Scott D. Kantor (9)...............................................        67,547      *
Common            Robert E. Anderson (10)...........................................        54,070      *
Common            Charles A. Dickinson (11) ........................................        49,454      *
Common            Allyn C. Woodward, Jr. (12).......................................        48,716      *
Common            William G. Scheerer (13)..........................................        44,101      *
Common            Norman R. Robertson (14)..........................................         1,666      *
                  All executive officers and directors as a group (11 persons)(15)..     1,547,190    11.4
--------

     *Denotes less than 1% of the outstanding Common Stock

(1) Includes 1,310,388 shares held by TCW Group, Inc. and its direct and indirect subsidiaries, Trust Company of the West, TCW Asset Management Company, and TCW Investment Management Company. The TCW Group, Inc. and its indirect and direct subsidiaries exercise shared voting power over 1,193,262 shares and shared dispositive power over 1,310,388 shares. The ultimate parent company of The TCW Group, Inc. is Societe Generale, S.A., a French corporation. Societe Generale, S.A., its executive officers and directors, and its direct and indirect subsidiaries may beneficially own some of our shares (other than shares held by TCW Group, Inc. and its direct and indirect subsidiaries) and such shares are not included herein. TCW Group, Inc. disclaims beneficial ownership of any shares beneficially owned by Societe Generale, S.A. and any of Societe Generale S.A.'s other business units. Societe Generale, S.A. disclaims beneficial ownership of shares beneficially owned by TCW Group, Inc.

(2) Includes 1,400 shares held by LeRoy C. Kopp, 640,000 shares held by Kopp Emerging Growth Fund and 583,015 shares held by Kopp Investment Advisors, LLC. Mr. Kopp holds a controlling interest in Kopp Holding Company, which in turn controls Kopp Holding Company, LLC. Kopp Investment Advisors, LLC is a wholly-owned subsidiary of Kopp Holding Company, LLC. Kopp Emerging Growth Fund has an investment advisor agreement with Kopp Investment Advisors, LLC. Kopp Investment Advisors, LLC has sole voting power over 1,107,665 shares held by it or its affiliates, sole dispositive power over 640,000 shares held by it or its affiliates and shared dispositive power over 585,015 shares held by it or its affiliates. Mr. Kopp is the Chief Executive Officer of Kopp Investment Advisors, LLC. Mr. Kopp exercises voting and/or dispositive powers for the 1,400 shares held by him.

(3) Includes 1,015,400 shares held by State Street Research & Management Company on behalf of its clients. State Street Research & Management Company disclaims beneficial ownership of all shares held by it.

(4) Includes 289,000 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 30, 2004.

(5) Excludes 4,183 shares of Common Stock held in certain trusts for the benefit of Mr. LeCroy's family, of which shares Mr. LeCroy disclaims beneficial ownership.

(6) Includes 87,500 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 30, 2004.

(7) Includes 100,550 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 30, 2004.

(8) Includes 60,746 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 30, 2004

(9) Includes 37,368 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 30, 2004.

(10) Includes 48,000 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 30, 2004.

(11) Includes 48,954 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 30, 2004

(12) Includes 48,716 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 30, 2004.

(13) Includes 200 shares held jointly by Mr. Scheerer and his spouse and 43,901 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 30, 2004.

(14) Includes 1,666 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 30, 2004.

(15) Includes 766,401 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of July 30, 2004.

               PROPOSAL NO. 1 -- ELECTION OF A CLASS OF DIRECTORS

     We have a classified Board of Directors consisting of three classes. At each Annual Meeting, a class of directors is elected for a full term of three years to succeed those whose terms are expiring. All of our directors are listed below with their principal occupations for the last five years.

     At the Annual Meeting, three directors are to be elected in Class III, to hold office for three years or until their respective successors are elected and qualified. All of the nominees are members of the present Board of Directors. The remaining directors will continue to serve as set forth below. It is intended that the shares represented by the enclosed proxy will be voted for the election of the nominees named below, except where authority has been withheld.

     Should such nominees be unable or unwilling to accept nomination or election, it is intended that the accompanying proxy will be voted for such other persons as may be nominated by the Nominating/Governance Committee of the Board of Directors. The Board of Directors has no reason to believe that the nominees will be unavailable to serve if elected.

     THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 TO BE IN THE BEST INTERESTS OF LECROY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH NOMINEE.

                  INFORMATION REGARDING NOMINEES AND DIRECTORS

     The following sets forth certain information with respect to the nominees and those continuing directors of LeCroy whose terms expire at the annual meetings of stockholders in 2005 and 2006.

                                                   NOMINEES FOR ELECTION AS
                                                      CLASS III DIRECTORS
                                                FOR A THREE YEAR TERM EXPIRING
                                                  AT THE 2007 ANNUAL MEETING

NAME OF DIRECTOR                            AGE   POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS
-----------------                           ---   ---------------------------------------------------------------------
Walter O. LeCroy, Jr.                       69    Mr.  LeCroy,  who founded our company,  has been a member of our Board of  Directors  since 1964 and has served as  Honorary  Chairman of the
                                                  Board  since  February  1999.  Mr.  LeCroy  previously  served  as the
                                                  Chairman of the Board from our founding to January  1999.  Mr.  LeCroy
                                                  is  also  a  director  of  Butler   International,   Inc.  and  Parrot
                                                  Digigraphic, Ltd.

Robert E. Anderson (2) (3)                  63    Mr.  Anderson  joined our Board of Directors in July 1995 and has been
                                                  President of Omniken Inc., a private  consulting firm, since September
                                                  1993. Mr. Anderson is also a director of several private companies.

Thomas H. Reslewic                          45    Mr.  Reslewic was named to our Board of Directors in January 2002. Mr.
                                                  Reslewic  joined  us in 1990 and has  served  as  President  and Chief
                                                  Executive  Officer since January 2002. Mr. Reslewic  previously served as President  from October 2000 until  December  2001,  and  Executive
                                                  Vice  President and Chief  Operating  Officer from February 1998 until
                                                  October 2000.


--------

(See legend on following page)


                                                       CLASS I DIRECTORS
                                            CONTINUING IN OFFICE WHOSE TERM EXPIRES
                                                  AT THE 2005 ANNUAL MEETING

NAME OF DIRECTOR                             AGE   POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS
-----------------                           ---   ---------------------------------------------------------------------
Charles A. Dickinson (1)                     80    Mr.  Dickinson  joined our Board of  Directors  in May 1998 and became
                                                   Chairman of the Board of Directors in February 1999. Mr.  Dickinson is
                                                   retired.   Mr.   Dickinson   also   serves  as  a  director   of  JMAR
                                                   Technologies,  Inc., Aavid Thermal Technology,  Inc. and two privately held corporations.

Norman R. Robertson (2)                      56    Mr.  Robertson  joined our Board of  Directors  in May 2004 and is the designated Audit Committee  Financial  Expert.  Mr. Robertson has been the Senior  Vice  President,  Finance  and  Administration,  and Chief
                                                   Financial Officer of Progress  Software  Corporation for the last five years.  Massachusetts-based  Progress  Software  Corporation  supplies
                                                   technologies   for  the  development,   deployment,   integration  and
                                                   management of business applications.


                                                      CLASS II DIRECTORS
                                            CONTINUING IN OFFICE WHOSE TERM EXPIRES
                                                  AT THE 2006 ANNUAL MEETING

NAME OF DIRECTOR                            AGE   POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS
-----------------                           ---   ---------------------------------------------------------------------
William G. Scheerer (1) (2) (3)             66    Mr.  Scheerer  joined  our  Board of  Directors  in July  1995 and was
                                                  President  of  Performance  Quest LLC, a private  consulting  company, from January  1997 until  December  31,  2003.  Mr.  Scheerer was Vice
                                                  President  of  Kalman  Saffran  Associates,  Inc.,  a high  technology research and development contract company,  from March 1997 to January
                                                  2001. He has served as a management consultant since January 2004.

Allyn C. Woodward, Jr. (1) (2) (3)          63    Mr.  Woodward  joined our Board of Directors in June 1998 and has been
                                                  Vice  Chairman  of Adams,  Harkness  & Hill,  Inc.,  an  institutional research,  brokerage and  investment-banking  firm,  for the last five
                                                  years.   Mr.   Woodward  serves  as  a  director  of  several  private
                                                  companies,  and is an Overseer of and member of the Finance  Committee of the Newton  Wellesley  Hospital  and a director  of the New England
                                                  High Tech Charity Foundation.


-----

(1) Member of the Compensation Committee.
(2) Member of the Audit Committee.
(3) Member of the Nominating/Governance Committee.

CORPORATE GOVERNANCE

      We are committed to good business practices and transparency in financial reporting and have long believed that good corporate governance is important to ensure that LeCroy is managed for the long-term benefit of its stockholders. To that end, during the past year, we have undertaken a review of our corporate governance policies and practices in light of those recommended by various authorities active in corporate governance and the practices of other public companies. We have also been reviewing the provisions of the Sarbanes-Oxley Act of 2002, the new rules of the SEC and the new listing standards of Nasdaq, many of which have recently taken effect.

      We have initiated actions consistent with our review and the new rules and standards (in many instances prior to such actions becoming mandatory). In particular, we have:

     o    adopted Corporate Governance Guidelines;

     o amended the charters for our Audit, Compensation and Nominating/Governance Committees;

     o taken steps to ensure that a majority of the members of our Board of Directors and all of the members of all of the committees of our Board of Directors are independent under new Nasdaq listing requirements and SEC rules;

     o required that the independent members of our Board of Directors meet at regularly scheduled executive sessions at which only they are present at least twice annually;

     o elected a new independent director who qualifies as an audit committee financial expert under new SEC rules;

     o revised our code of ethics entitled "Revised Principles of Business Conduct Policy," which applies to our officers, directors and employees;

     o supported our Audit Committee in establishing a policy and procedure to receive, retain and treat complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or audit matters, including a toll-free hotline; and

     o ensured that we comply with and will operate in a manner consistent with recently-enacted legislation outlawing extensions of credit in the form of a personal loan to or for directors and executive officers on or after July 30, 2002.

STRUCTURE AND COMPENSATION OF THE BOARD OF DIRECTORS

Attendance at Board and Committee Meeting

      During fiscal 2004, the Board of Directors held nine meetings. During the fiscal year, each director attended more than 75% of the total number of meetings of the Board of Directors and its committees of which he was a member. Because of the historically very limited stockholder attendance at our annual stockholders' meetings, it is our policy that directors are not required to attend annual meetings. If a specific issue of likely interest to stockholders arises, directors may be required to attend the annual meeting. Three of the then-serving directors, attended the 2003 Annual Meeting.

Committees of the Board

      The Board of Directors has a Compensation Committee, Audit Committee and Nominating/Governance Committee. The Board of Directors has determined that all committee members are "independent" under the Nasdaq listing standards. The members and responsibilities of these committees of the Board of Directors are described as follows:

Compensation Committee

     The Compensation Committee consists of Messrs. Charles A. Dickinson, William G. Scheerer and Allyn C. Woodward, Jr. (Chairperson). The principal functions of the Compensation Committee are to review our executive compensation and benefit policies and to administer the 2003 Stock Incentive Plan. The Compensation Committee met thirteen times during fiscal 2004. A copy of the Compensation Committee Charter is attached to this Proxy Statement as Appendix A.

Audit Committee

      The Audit Committee consists of Messrs. Robert E. Anderson (Chairperson), Norman R. Robertson, William G. Scheerer and Allyn C. Woodward, Jr. The Board of Directors has determined that Mr. Robertson is an "audit committee financial expert" as that term is defined in Item 401(h) of Regulation S-K promulgated by the SEC. Mr. Robertson joined our Board of Directors in May 2004. Mr. Robertson has been the Chief Financial Officer of Progress Software Corporation since May 1996 and holds a Bachelor of Business Administration from the University of Massachusetts and a Master of Business Administration from Boston University. The principal functions of the Audit Committee are to review and pre-approve the engagement of our independent registered public accounting firm to perform audit and non-audit services and related fees and to provide assistance to the Board of Directors in fulfilling their oversight responsibility relating to: the integrity of our financial statements and financial reporting process; the systems of internal accounting and financial controls; the independent registered public accounting firm's qualifications and independence; and our compliance with ethics policies and legal and regulatory requirements. The Audit Committee met seven times during fiscal 2004. For a description of the Audit Committee's findings, see "Audit Committee Report" on page 17. The Audit Committee is governed by a charter approved by the Board of Directors. A copy of the Restated Audit Committee Charter is attached to this Proxy Statement as Appendix B.

Nominating/Governance Committee

     The Nominating/Governance Committee consists of Messrs. Robert E. Anderson, William G. Scheerer (Chairperson), and Allyn C. Woodward, Jr. The primary responsibility of the Nominating/Governance Committee is to ensure that the Board of Directors is properly constituted to meet its fiduciary obligations to us and our stockholders and that we have and follow appropriate governance standards. The principal functions of the Nominating/Governance Committee are to: evaluate the size and composition of our Board of Directors and its committees; establish the criteria for Board membership; identify, evaluate and recommend to our Board of Directors candidates for nomination and election as members of our Board of Directors; identify and recommend Board members qualified to fill vacancies on any committee of the Board of Directors; consider the performance of each director before recommending to the Board his or her nomination for an additional term as director; recommend to the Board of Directors any changes to the Company's Corporate Governance Guidelines; and monitor and make recommendations to the Board of Directors on matters relating to corporate governance. The Nominating/Governance Committee met five times during fiscal 2004. A copy of the Restated Nominating/Governance Committee Charter is attached to this Proxy Statement as Appendix C.

     The Nominating/Governance Committee considers recommendations for Board of Director nominations from many sources, including stockholders. If a stockholder would like to bring such a recommendation to the Nominating/Governance Committee's attention, he or she should follow the submission procedures set forth under the Section entitled "Procedures for Submitting Director Recommendations" on page 20 of this Proxy Statement. There is no difference in the manner in which the Nominating/Governance Committee evaluates nominees for director based on whether the nominee is recommended by a security holder.

     The Nominating/Governance Committee believes that candidates for director should have certain minimum qualifications, including any qualifications required by applicable laws, rules, regulations and listing standards. In addition, the Committee considers factors such as judgment, skill, diversity, experience with businesses and other organizations of comparable size, other board memberships, the interplay of the candidate's experience with the experience of other Board members, and the extent to which the candidate would bring desirable expertise to the Board or any committee of the Board; however the Committee retains the right to modify these factors from time to time. Specific qualities or skills that the Nominating/Governance Committee believes are necessary for one or more of the Company's directors to possess include experience as a director on boards of public companies of similar or greater size and complexity, experience as a CEO or other senior executive, and experience in product manufacturing, marketing/sales, finance, international business, and technology; however the Committee retains the right to modify these qualities from time to time.

     The Nominating/Governance Committee's process for identifying and evaluating nominees is as follows: In the case of incumbent directors whose terms of office are set to expire, the committee reviews such directors' overall service to the Company during their terms. In the case of new director candidates, the committee first determines whether the nominee meets any requirements of applicable laws, rules, regulations and listing standards and then uses its network of contacts to compile a list of possible candidates, but may also engage, if it deems appropriate, a professional search firm. The committee then meets to discuss and consider such candidates' qualifications and then chooses a candidate or candidates to recommend to the Board of Directors.

     In fiscal 2004, the Company retained a third party executive search firm to identify potential nominees for director who qualify as "audit committee financial experts," as that term is defined in Item 401(h) of Regulation S-K promulgated by the SEC, and to conduct research and prepare reports on such nominees' backgrounds and experience.

Compensation of Directors

     The Chairperson of our Board of Directors receives an annual retainer of $25,000 payable in quarterly installments. The other non-employee directors receive an annual retainer of $15,000 payable in quarterly installments. The Chairpersons of the Compensation Committee, Audit Committee and Nominating/Governance Committee are paid an additional annual retainer of $7,000 payable in quarterly installments. All non-employee members of the Board of Directors receive a meeting fee of $1,500 for attendance at each meeting of the Board of Directors or a committee of the Board of Directors.

     In addition, each non-employee director currently receives an option to purchase 15,000 shares of Common Stock, at a price equal to the fair market value on the date of grant, upon his or her initial election or appointment to the Board of Directors. These shares vest ratably on a monthly basis over 36 months. After each director's initial grant he or she will receive annual option grants of 7,000 shares (5,000 shares prior to an amendment dated October 25, 2000), at a price equal to the fair market value on the date of grant. These options are granted annually on the date of Company's annual meeting of stockholders, vest immediately and expire ten years from the date of grant.

     No executive officer of LeCroy receives any additional compensation for serving as a member of the Board of Directors, except for reimbursement of expenses incurred attending meetings of the Board of Directors or its committees.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information with respect to all compensation awarded to, earned by, or paid to (i) the Chief Executive Officer of the Company during fiscal 2004 and (ii) the Company's four most highly compensated executive officers who were serving as executive officers at the end of fiscal 2004 (collectively, the "Named Executive Officers"):

                                                                             LONG -TERM COMPENSATION
                                                 ANNUAL COMPENSATION                 AWARDS
                                              ------------------------     --------------------------
                                                                            RESTRICTED     SECURITIES       ALL OTHER
                                                                BONUS         STOCK        UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION           YEAR    SALARY ($)       ($) (1)     AWARDS ($)     OPTIONS (#)         ($)
----------------------------          ----    -----------      -------     -----------    -----------         ---

Thomas H. Reslewic..................  2004        380,000      371,628        160,000 (3)         -           3,635  (4)  (5)
  President, Chief Executive Officer  2003        380,000       36,667              -             -          10,800  (4)
                                      2002        337,846            -          9,513 (8)    50,000          10,800  (4)

R. Scott Bausback (2)...............  2004        250,000      253,383         60,000 (3)         -           5,709  (5)
  Executive Vice President, Chief     2003        250,000       25,000              -        50,000           6,442  (5)
  Operating Officer                   2002        209,615            -              -       100,000         125,811  (5)  (6)

Conrad J. Fernandes.................  2004        188,135      136,039         30,000 (3)         -           4,484  (5)
  Vice President, Worldwide Sales     2003        243,180       55,250              -        10,000           5,055  (5)  (7)
                                      2002        200,254            -              -        20,000          21,449  (5)  (7)

David C. Graef......................  2004        180,000      118,246         30,000 (3)         -           4,809  (5)
  Vice President, Chief Technology    2003        180,000       11,667              -        30,000           5,688  (5)
  Officer                             2002        180,000            -         45,117 (8)     7,100           5,269  (5)

Scott D. Kantor ....................  2004        190,000      109,799         30,000 (3)    50,000           7,205  (4)  (5)
  Vice President, Finance, Chief      2003        167,462       26,187              -        15,000          14,239  (4)  (5)
  Financial Officer, Secretary and    2002        145,653       35,107              -        11,868          15,211  (4)  (5)
  Treasurer as of Feburary 1, 2003

--------

(1)  Bonuses reflect amounts earned and accrued in the current fiscal year.

(2)  Mr. Bausback's employment with LeCroy commenced in August 2001.


(3)  Mr. Reslewic's restricted shares granted in fiscal 2004 vest as follows:
     50,000 shares on June 16, 2007, 50,000 shares on June 16, 2008 and 60,000 shares on June 16, 2009. All other excutive officers' restricted shares granted in fiscal 2004 cliff vest in four years. The closing market price of LeCroy's common stock on the date of grant, June 16, 2004, was $18.01.


(4) Includes $3,323 for automobile allowance in fiscal 2004 and $10,800 in each of fiscal 2003 and 2002.

(5) Includes amounts paid to individual 401(k) accounts as a matching contribution by LeCroy. For Mr. Bausback, the 401(k) match was $5,709, $6,442 and $1,683 in fiscal 2004, 2003 and 2002, respectively; for Mr. Fernandes, the 401(k) match was $3,932, $3,380 and $4,101 in fiscal 2004, 2003 and 2002, respectively; for Mr. Graef, the 401(k) match was $4,809, $5,688 and $5,269 in fiscal 2004, 2003 and 2002, respectively; for Mr. Kantor, the 401(k) match was $3,626, $3,439 and $4,411 in fiscal 2004, 2003 and 2002, respectively. Also includes imputed income of $312, $552 and $256 for Mr. Reslewic, Mr. Fernandes and Mr. Kantor, respectively, in fiscal 2004.

(6) Includes a $124,128 moving and relocation payment in accordance with Mr. Bausback's employment agreement.

(7) Related to an overseas employment assignment, LeCroy reimbursed Mr. Fernandes $1,675 for the preparation of income tax returns in fiscal 2003 and $17,348 of foreign tax reimbursements in fiscal 2002.

(8) Restricted shares granted in fiscal 2002 vest ratably over three years. The closing market price of LeCroy's common stock on the date of grant, August 7, 2001, was $21.67.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

     The following table sets forth information concerning the exercise of stock options during fiscal year 2004 by each of the named executive officers and the fiscal year-end value of unexercised options.

                                                                     NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                    UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                                                  OPTIONS AT FISCAL YEAR-END     AT FISCAL YEAR-END ($)(1)
                                  SHARES                          ---------------------------    --------------------------
                               ACQUIRED ON          VALUE                EXERCISABLE/                  EXERCISABLE/
NAME                           EXERCISE (#)      REALIZED ($)           UNEXERCISABLE                  UNEXERCISABLE
----                          ---------------    -------------    ---------------------------    --------------------------
Thomas H. Reslewic.........       16,500           170,047          291,065   /   25,000             708,791  /     7,250
R. Scott Bausback..........       12,500           100,126           50,000   /   87,500                   -  /   306,000
Conrad J. Fernandes........        8,000            68,591           58,246   /   17,500              40,293  /    61,200
David C. Graef.............        7,199            49,259           93,050   /   31,050             198,130  /   183,600
Scott D. Kantor............        5,000            37,663           39,618   /   66,250             160,387  /   203,250
---------

(1) Calculated on the basis of the fair market value of our Common Stock on June 25, 2004 ($18.65), less the applicable option exercise price.

                        OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning individual grants of stock options made during fiscal year 2004 to each of the Named Executive Officers.

                                                       INDIVIDUAL GRANTS
                                            ---------------------------------------      POTENTIAL REALIZABLE
                                NUMBER OF   PERCENT OF TOTAL                                VALUE AT ASSUMED
                                SECURITIES      OPTIONS                               ANNUAL RATES OF STOCK PRICE
                                UNDERLYING      GRANTED      EXERCISE OR                    APPRECIATION FOR
                                 OPTIONS    TO EMPLOYEES IN  BASE PRICE  EXPIRATION           OPTION TERM
   NAME                         GRANTED(#)    FISCAL YEAR     ($/SHARE)     DATE         5%($)         10%($)
   ----                         ----------    -----------     ---------     ----     -   ------    -   ------

Thomas H. Reslewic............          -             -              -           -           -                -
R. Scott Bausback.............          -             -              -           -           -                -
Conrad J. Fernandes...........          -             -              -           -           -                -
David C. Graef................          -             -              -           -           -                -
Scott D. Kantor...............     50,000          92.6          16.45    12/10/13      517,266       1,310,853


     Options described in this table were issued under our 2003 Stock Incentive Plan (the "2003 Plan"), and consist of incentive stock options and non-qualified stock options, as permitted by the 2003 Plan. The options have a term of ten years from the date of grant, were issued with an exercise price equal to the fair market value of a share of Common Stock at the time of grant and vest annually in 25% increments over four years. If the employment of a member of the management group, which includes the individuals described in this table, terminates by reason of early retirement, his vested options may thereafter be exercised in full if permitted by the Board of Directors, or otherwise only to the extent they were exercisable at time of early retirement for three months from the date of termination or the stated period of the option, whichever is shorter. Upon death of an optionee, the vested options are exercisable for twelve months from the date of death, or the expiration of the option period, whichever is shorter.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We have adopted a policy that all transactions between us and our officers, directors and affiliates must be on terms no less favorable to us than those that could be obtained from unrelated third parties and must be approved by a majority of the disinterested members of the Board of Directors.

     On October 20, 2000, the Compensation Committee of the Board of Directors approved a $250,000 five-year loan to Thomas H. Reslewic, then LeCroy's President, secured by Mr. Reslewic's non-qualified stock options. The loan accrues interest at 9.5% compounded annually with interest payable at the maturity of the loan. If Mr. Reslewic remains an employee of LeCroy for the entire five-year term of the loan or is terminated without cause prior to the maturity date of the loan, we will forgive the loan principal and all accrued interest.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of our Compensation Committee during the most recently completed fiscal year were Allyn C. Woodward, Jr., Charles A. Dickinson and William G. Scheerer. During such time, no member of the Compensation Committee was a current or former officer or employee of LeCroy or any of its subsidiaries and no executive officer of LeCroy served as a director or as a member of the compensation or equivalent committee of another entity, one of whose executive officers served as a director of LeCroy or on LeCroy's Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission and shall not be deemed to be incorporated by reference into any prior or future filing made by LeCroy under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that LeCroy specifically incorporates such information by reference.

     The Compensation Committee of the Board of Directors comprises solely independent, non-employee directors. The Compensation Committee reviews and approves all compensation plans, benefit programs and perquisites for executives and other employees. The Compensation Committee sets the salary of the Chief Executive Officer ("CEO"), periodically reviews the job performance of the CEO, sets relative relationships between the CEO salary and the salary of other key executives, and recommends to the Board of Directors the compensation program for directors. The Compensation Committee reviews and approves management recommendations for stock option and restricted share grants under the 2003 Stock Incentive Plan.

COMPENSATION PHILOSOPHY

     Our executive compensation program has been designed to attract and retain exceptional executives who seek a long-term association with us and who enjoy the challenge of pay for performance. The basic program consists of two cash compensation components: base salary and a performance-based annual bonus. A third component, our equity-based compensation plans, is used for executive retention, to attract new key people, to recognize accomplishments under individually tailored business growth programs and to align the long-term interests of eligible executives with those of our stockholders. Covered executives also participate in benefit plans generally available to employees.

BASE SALARY

     Base salary for the CEO and other executives is set annually taking into consideration our sales and profit growth, overall job performance, and the executive pay levels of corporations of a similar size. The Compensation Committee utilizes, as a reference, up-to-date information on compensation practices of other companies from several independent sources. Base salary is then set so as to represent no more than 70% of total attainable compensation, the balance of which is fully contingent upon the achievement of both qualitative and quantitative levels of performance and stockholder return.

PERFORMANCE-BASED ANNUAL BONUS

     Our pay for performance annual bonus program is a cash-based compensation component for senior executives of LeCroy. Executives in this program earn a bonus set by specific performance levels in areas applicable to their individual business units. The program is designed to reward efficient, profitable performance with the highest payout. The intent is to encourage management decisions that optimize financial results.

EQUITY-BASED COMPENSATION PLANS

     Our equity-based compensation plans are designed to provide long-term incentives to executives that are aligned with the interests of LeCroy's stockholders. A long-term perspective is established by the sequential vesting of options or restricted shares. The plans are designed to encourage senior executives to be long-term stockholders and to have owner concern and care for LeCroy as a whole. The intent of the plans is to provide executives with the opportunity for financial gain which is larger than the cumulative annual bonuses but which takes much longer to achieve; and which requires meaningful long-term growth in the market price of our Common Stock for the gain to be realized. Stock Options under our equity-based plans are granted at market price and typically vest annually in 25% increments over four years. Restricted stock awards granted under our equity-based plans to certain selected key employees comprise time-vested share grants with long-term cliff-vesting conditions and are subject to forfeiture in the event we terminate the recipient with "cause."

    LeCroy anticipates that, in the future, companies will be required to recognize compensation expense for the fair value of stock options granted. In the past, LeCroy has used stock options to provide long-term incentives (LTI) for its management and employees. During the past two years of re-shaping LeCroy's management team and operating results, and despite the establishment of a new stock option plan in October 2003, the Company has not issued a significant number of stock options. As it moves forward, LeCroy recognizes the importance of creating strong alignment between LeCroy's employees and its shareholders and the Company strongly believes in the value of equity-based compensation to create that alignment. However, LeCroy believes it is likely that option expense methodologies will make conventional stock option grants consistent with the Company's past practices rather expensive, relative to the compensation benefit seen by the employee. In addition, LeCroy is highly sensitive to the dilutive impact of granting a large number of stock options. Therefore, the Company has elected to use restricted shares as its primary vehicle to provide LTI for management and employees. LeCroy anticipates using a mix of programs ranging from time-vested share grants, comprising both graded and longer-term cliff vesting conditions, as well as performance-based share grants.

    On June 16, 2004, 365,000 shares of restricted stock were granted with longer-term cliff vesting conditions to certain key employees. Consequently, LeCroy expects to incur non-cash expenses as a result of this grant of approximately $1.7 million in each of fiscal 2005, 2006, 2007, $1.3 million in fiscal 2008 and $0.2 million in fiscal 2009.

     The size and frequency of options and restricted share grants are based on level of responsibility, our performance as a whole and the executive's personal performance. Annually, both financial and non-financial specific goals are set, aimed at building future marketplace strengths and achieving corporate success factors. Other grants may be made based upon management's specific recommendations, and review and approval by the Compensation Committee. Grants are made from the shares available under the 2003 Stock Incentive Plan.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     On January 2, 2002, we entered into an employment agreement with Mr. Reslewic, which was amended on June 16, 2004, that provides for an annual base salary of $400,000, which is considered to be at approximately the median base compensation level paid to chief executive officers of corporations with a size and complexity similar to us.

     For fiscal 2004, Mr. Reslewic's bonus, earned as a result of current year performance measurements, was $371,628, and represented 97.8% of his base salary. This compares to his fiscal 2003 bonus of $36,667. Mr. Reslewic will receive an annual cash base bonus in fiscal 2005 of up to $220,000 contingent upon the achievement of both qualitative and quantitative levels of performance and stockholder return. Such bonus may be increased in the event the Company exceeds current budgeted levels of performance.

     The severance and non-competition/non-solicitation provisions contained in Mr. Reslewic's employment agreement have been superceded by the provisions of the agreement he entered into with the Company on August 19, 2004, which is described below under "Employment and Other Agreements."

EMPLOYMENT AND OTHER AGREEMENTS

     In August 2001, we entered into an employment agreement with Mr. Bausback, which was amended on June 16, 2004, that provides for an annual base salary of $275,000 and a target bonus of $150,000, as well as a moving and relocation reimbursement. The severance provisions and non-competition/non-solicitation provisions contained in Mr. Bausback's employment agreement have been superceded by the provisions of the agreement he entered into with the Company on August 19, 2004, which is described below.

     In August 2004, the Company entered into agreements with each of the Company executives set forth below, which provide for certain rights, compensation, benefits and responsibilities in the event the executive's employment with the Company is terminated. Under each agreement, in the event the executive is terminated by the Company with "just cause," the executive shall not be entitled to any severance or other compensation other than any base salary or target bonus which has been earned but not yet paid on the date of termination. In the event the executive is terminated by the Company without "just cause" or terminates his employment with "good reason," the Company shall pay to the executive any base salary or target bonus which has been earned but not yet paid on the date of termination and, so long as the executive provides the Company with a full release of all claims, (i) the Company shall pay the executive the number of months of base salary and bonus set forth opposite the executive's name below, (ii) the Company shall continue the executive's medical, dental and life insurance (to the extent permitted under the relevant plans),
(iii) so long as the executive has terminated his employment for "good reason" and such "good reason" was not termination or certain relocation by the Company within two years after an "acquisition," "change of control" or "hostile takeover" (each as defined in the Company's 2003 Stock Incentive Plan), all stock options held by the executive shall be exercisable to the extent then vested as permitted under the applicable stock option plan and related stock option agreements, and all restricted stock held by the executive shall be exercisable on a pro rata basis based on the time elapsed from the date of grant until the date of termination, calculated to the next nearest calendar month, and any such stock options and restricted stock may be exercised within the time period permitted under the applicable stock option plan, (iv) so long as the executive has terminated his employment for "good reason" and such "good reason" was termination or certain relocation by the Company within two years after an "acquisition," "change of control" or "hostile takeover," all stock options and restricted stock held by the executive shall automatically vest and may be exercised within twelve months notwithstanding the time period permitted under the applicable stock option plan, (v) the Company shall provide the executive with outplacement counseling services and (vi) the Company shall pay each of Mr. Reslewic and Mr. Bausback a gross up payment in the event he is subject to any excise tax on any severance payment so that he is in the same after-tax financial position he would have been in if he had not incurred such tax liability. In the event the executive terminates his employment for other than "good reason," the Company shall pay to the executive any base salary or target bonus which has been earned but not yet paid on the date of termination and the executive shall be entitled to any rights he may have under his stock option agreements and restricted stock agreements with the Company. On termination of an executive's employment as a result of death or permanent disability, the Company shall pay to the executive or his estate any base salary or bonus which has been earned but not yet paid on the date of termination. Unless the executive terminates his employment for "good reason" and such "good reason" was termination or certain relocation by the Company within two years after an "acquisition," "change of control" or "hostile takeover," after the termination of his employment, (i) for the number of months set forth opposite the executive's name below, the executive will not engage in any commercial activity that competes with the business of the Company or solicit for the account of any person or organization engaged in a competing business, any customer or client of the Company or its affiliates, or, in the event of the executive's termination of his employment, any entity or individual that was such a customer or client during the period of time preceding such termination of employment equal to the number of months set forth at the beginning of this clause (i), and
(ii) for the number of months set forth opposite the executive's name below, the executive will not solicit, employ or cause to be solicited or employed in any capacity, or solicit, retain or cause to be retained as a consultant, any person who was employed by the Company at any time during the six-month period ending on the date of termination of the executive's employment.


                                      NUMBER OF
                                   MONTHS OF BASE    NUMBER OF MONTHS          NUMBER
                                    SALARY IN THE    OF BONUS IN THE       OF MONTHS OF
                                      EVENT OF           EVENT OF         NON-COMPETITION     NUMBER OF
                                     TERMINATION     TERMINATION FOR            AND           MONTHS OF
                                   FOR JUST CAUSE     JUST CAUSE OR      NON-SOLICITATION  NON-SOLICITATION
           EXECUTIVE               OR GOOD REASON      GOOD REASON         OF CUSTOMERS     OF EMPLOYEES
         ------------------        ---------------   ----------------   -----------------  ----------------

         Thomas H. Reslewic              24                 24                 24               24
         R. Scott Bausback               18                 18                 18               18
         Conrad J. Fernandes             12                 12                 12               12
         David C. Graef                  12                 12                 12               12
         Scott D. Kantor                 12                 12                 12               12



POLICY REGARDING DEDUCTIBILITY OF COMPENSATION

     Internal Revenue Code Section 162(m) generally limits the tax deduction to $1 million for compensation paid to the CEO and each of the four other highly compensated executive officers of LeCroy. Qualifying performance-based compensation is not subject to the deduction limitation if certain requirements are met. The Compensation Committee's policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted while simultaneously providing our executives with appropriate rewards for their performance. Towards this end, our 2003 Stock Incentive Plan and our Amended and Restated 1993 Stock Incentive Plan are structured such that the stock options qualify as performance-related compensation that is not subject to the deductibility limitation imposed by Section 162(m).

Compensation Committee:

Allyn C. Woodward, Jr., Chairman
Charles A. Dickinson, Member
William G. Scheerer, Member

September 22, 2004

                             AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission and shall not be deemed to be incorporated by reference into any prior or future filing made by LeCroy under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that LeCroy specifically incorporates such information by reference.

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee by Statement on Auditing Standards ("SAS") No. 61, as amended by SAS No. 90, "Communication With Audit Committees." In addition, the Committee has discussed with the independent registered public accounting firm their independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, and considered the compatibility of nonaudit services with the registered public accounting firm's independence.

     The Committee discussed with the Company's independent registered public accounting firm the overall scope and plans for their audit. The Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2004 for filing with the Securities and Exchange Commission.

     The Committee is governed by a charter approved by the Board of Directors. The committee held seven meetings during fiscal year 2004. The members of the Committee are considered independent under the independence requirements for Board members prescribed by the Nasdaq listing standards and Rule 10A-3 of the Exchange Act.



Audit Committee:

Robert E. Anderson, Chairman
Norman R. Robertson, Member
William G. Scheerer, Member
Allyn C. Woodward, Jr., Member


September 22, 2004

                     PRINCIPAL ACCOUNTANT FEES AND SERVICES

     KPMG LLP ("KPMG") billed us fees for the following services in fiscal 2004 and 2003. On November 27, 2002, the Board of Directors of LeCroy, upon the recommendation of its Audit Committee, authorized the engagement of KPMG to serve as its independent registered public accounting firm for the fiscal years ending June 30, 2004 and June 30, 2003.

                                                 FISCAL YEAR ENDED
                                       ---------------------------------------
                                             2004                  2003
                                       ----------------       ----------------
 Audit Fees (1)                       $        359,225       $        308,000
 Audit-Related Fees (2)                        279,478                     --
                                       ----------------       ----------------
 Total Audit and Audit-Related Fees            638,703                308,000
 Tax Fees (3)                                   63,253                 38,150
 All Other Fees (4)                              3,640                     --
                                       ----------------       ----------------
       Total Fees                     $        705,596       $        346,150
                                       ================       ================

(1) Includes fees for statutory audits and quarterly review services. Fiscal 2003 audit fees include $20,000 billed by Ernst and Young LLP ("E&Y"), our prior registered public accountants, for professional services rendered for the quarterly review of our first quarter condensed consolidated financial statements included on Form 10-Q prior to KPMG's appointment as our independent registered public accounting firm.

(2) Includes fees for the issuance of comfort letters and consents, and reviews of and assistance with documents filed with the SEC.

(3) Includes fees for tax compliance, tax planning and tax advice with respect to our foreign subsidiaries. Fiscal 2003 tax fees include $4,150 billed by E&Y for expatriate tax compliance services.

(4)   Includes fees for meetings held at the KPMG conference center.

     Consistent with SEC rules, the Audit Committee has the responsibility for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. As such, the Audit Committee has established a policy of pre-approving all audit and permissible non-audit services provided to us by KPMG. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. None of the fees set forth above relate to engagements for which the pre-approval requirement was waived.

                                PERFORMANCE GRAPH

     The performance graph set forth below compares the cumulative total stockholder return of our Common Stock for the last five fiscal years through the fiscal year ended June 30, 2004 with that of the U.S. Nasdaq(R) stock market index, and a peer group comprised of the S&P Information Technology index. The graph assumes an investment of $100 on June 30, 1999 and the reinvestment of dividends (where applicable). The comparisons in this table are set forth in response to SEC disclosure requirements, and are not intended to forecast or be indicative of future performance of the Common Stock.


                        COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                AMONG LECROY CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
                       AND THE S & P INFORMATION TECHNOLOGY (PEER GROUP)

LECROY CORP

                                                                    Cumulative Total Return
                                                 --------------------------------------------------------------------
                                                   6/99        6/00        6/01        6/02        6/03         6/04

LECROY CORPORATION                               100.00       41.69      107.53       50.24       40.44        76.03
NASDAQ STOCK MARKET (U.S.)                       100.00      192.65       68.58       58.24       56.04        76.42
S & P INFORMATION TECHNOLOGY (PEER GROUP)        100.00      147.00       70.21       42.80       46.01        57.71




Copyright (C) 2002 Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who own more than 10% of the outstanding shares of the Company's Common Stock to file certain reports on Securities and Exchange Commission Forms 3, 4, and 5 with respect to their beneficial ownership of the Company's equity securities.

     Based solely upon a review of the copies of such reports and amendments thereto furnished to us and written representations from the reporting persons, we believe that all of our directors, executive officers and greater than 10% stockholders have timely filed all reports required under Section 16(a), except that: each of Thomas H. Reslewic, R. Scott Bausback, Conrad J. Fernandes, David
C. Graef and Scott D. Kantor filed a late report for a transaction occurring on June 16, 2004. We believe that these failures to file a Form 4 on a timely basis were inadvertent.

      INFORMATION CONCERNING INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee appointed KPMG as the independent registered public accounting firm for the Company for the fiscal year ended June 30, 2004. A representative of KPMG will be present at the Annual Meeting and will be available to respond to appropriate questions and, if he or she desires, will have the opportunity to make a statement. KPMG has recently completed its first two-year engagement with the Company and the Audit Committee is currently evaluating KPMG's proposal to serve as the independent registered public accounting firm for the fiscal year ending June 30, 2005.

                 PROCEDURES FOR SUBMITTING STOCKHOLDER PROPOSALS

PROPOSALS FOR INCLUSION IN THE PROXY STATEMENT

     In order for a proposal of a stockholder to be included in the Board of Directors' Proxy Statement for our 2005 Annual Meeting, it must be received at our principal executive office on or before June 24, 2005, pursuant to SEC Rule 14a-8 under the Exchange Act. Such a proposal must comply with the requirements as to form and substance established by the SEC in order to be included in the Proxy Statement.

PROCEDURES FOR SUBMITTING DIRECTOR RECOMMENDATIONS

     Submitting Director Recommendations to the Nominating/Governance Committee. If a stockholder wishes the Nominating/Governance Committee to consider a recommended individual as a candidate for election to the Board of Directors, the stockholder must submit a request as follows:

     Information. In notifying the Nominating/Governance Committee, the stockholder should provide the following information to the Committee:

o the name and the address of the stockholder making the submission and the name, address, telephone number and social security number of the candidate to be considered;

o the class or series and number of shares of the Company's stock that are beneficially owned by the stockholder making the submission, a description of all arrangements or understandings between the stockholder and the candidate, and an executed written consent of the candidate to serve as a director of the Company if so elected;

o    a copy of the candidate's resume and references; and

o an analysis of the candidate's qualifications to serve on the Board of Directors and on each of the Board's committees in light of the criteria set forth in the Nominating/Governance Committee's charter (including all regulatory requirements incorporated by references therein).

     Address. The foregoing information should be submitted to the Nominating/Governance Committee through the Corporate Secretary, LeCroy Corporation, 700 Chestnut Ridge Road, Chestnut Ridge, New York 10977.

                    COMMUNICATING WITH THE BOARD OF DIRECTORS

     The Company's independent directors have approved a process for stockholders to communicate with directors. Pursuant to that process, stockholders, employees and others interested in communicating with the Chairman should write to the address below:

Charles A. Dickinson
Chairman of the Board of Directors
LeCroy Corporation
700 Chestnut Ridge Road
Chestnut Ridge, New York 10977

     Those interested in communicating directly with the Board, any of the Board's committees, the non-employee directors as a group or any individual non-employee director should write to the address below:

Scott D. Kantor
c/o Office of the Corporate Secretary
LeCroy Corporation
700 Chestnut Ridge Road
Chestnut Ridge, New York 10977

                                  OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented at the Annual Meeting other than that which is set forth in this Proxy Statement. It is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment if any other matters should properly come before the Annual Meeting, including voting for election of a Director in place of any person named in the proxy who may not be available for election.


     REGARDLESS OF WHETHER YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, IT WOULD BE APPRECIATED IF YOU WOULD COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

APPENDIX A


                               LECROY CORPORATION
               AMENDED AND RESTATED COMPENSATION COMMITTEE CHARTER
                              ADOPTED JUNE 16, 2004


     I.  STATEMENT OF PURPOSE AND POLICY

         The purpose of the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of LeCroy Corporation (the "Company") is to discharge the responsibilities relating to the compensation of the Company's executives set forth in this Charter.

         The Committee's goal is to align the Company's compensation programs with the interests of the Company's stockholders.


     II. ORGANIZATION

         The Committee is established pursuant to and in accordance with ss.3.8 of the Company's By-Laws, as amendeD (the "By-Laws"), and is subject to the limitations set forth in ss.3.9 of the By-Laws.

         The Committee shall be comprised of a minimum of three members of the Board, each of whom shall be an independent director as defined under the listing standards of the Nasdaq National Market and shall also qualify as "nonemployee directors" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and "outside directors" within the meaning of ss.162(m) of the Internal Revenue Code of 1986, as amended, and shall satisfy any other necessary standards of independence under federal securities and tax laws. Members of the Committee shall be appointed by the Board upon the recommendation of the Nominating and Corporate Governance Committee and may be removed by the Board in its discretion. Insider relationships and interlocking compensation committee memberships (e.g., CEO-directors sitting on each other's compensation committees) are prohibited.


     III. MEETINGS AND PROCEDURES

         The Committee shall meet at a minimum four times annually. The Board shall designate one member of the Committee as the Committee's Chairperson who will establish the meeting calendar and set the agenda for each meeting. The Chairperson or a majority of the members of the Committee may call special meetings of the Committee. The Committee will be assisted by the person who is the Vice President, Finance, Chief Financial Officer and Secretary of the Company, who, in addition to providing research information and support to the Committee, will also be responsible for the timely and accurate recording of the minutes of each meeting.

         Two Committee members shall constitute a quorum. A majority vote of the Committee members present is necessary for the approval of any action. The Committee shall report to the Board a description of all actions taken by the Committee at each meeting.

         The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate in its sole discretion.

         The Committee shall have authority to retain such compensation consultants, outside counsel and other advisors as the Committee may deem appropriate in its sole discretion. The Committee shall have sole authority to approve related fees and retention terms.

     IV. COMMITTEE RESPONSIBILITIES

     The responsibilities of the Committee are as follows:

     1. Review and approve corporate goals and objectives relevant to Chief Executive Officer ("CEO") compensation; formally evaluate the CEO's performance in light of those goals and objectives; and, either as a Committee or together with the other independent directors (as directed by the Board), determine and approve the CEO's compensation level (including base salary and all incentives and perquisites) based on this evaluation. In determining the long-term incentive component of the CEO's compensation, the Committee shall consider, among other factors, the Company's overall performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the Company's CEO in past years.

     2. Review and approve management's recommendations and provide guidance on matters relating to senior officer compensation and appointments. "Senior officers" shall be defined as any officer who reports directly to the CEO and any other officer of the Company or its subsidiaries so designated by the CEO.

     3. Review and approve annual and long term incentive compensation programs for senior officers, including plan design, documentation and incentive amounts, and perform the duties set forth in these approved programs, such as evaluation of performance against goals and determination of payouts.

     4. Approve the terms of employment agreements with senior officers and any other agreements containing compensation or benefit provisions related to a change in control. The Committee shall also approve any severance arrangements with senior officers that contain provisions which vary from the Company's standard severance policy.

     5. Annually review executive development and succession plans for senior officer positions. Assist the Board in developing and evaluating potential candidates for executive positions (other than the CEO) and oversee the development of executive succession plans. (The Corporate Governance and Nominating Committee (the "Governance Committee") is responsible for CEO succession planning.)

     6. Oversee the Company's incentive compensation plans, equity-based compensation plans and programs and retirement plans. The Committee shall recommend amendments to existing plans and the introduction of new plans to the Board, and shall have the authority of the Board with respect to the administration of all such plans.

     7. Oversee the Company's Directors and Officers Liability Insurance ("D&O") coverage. The Committee shall review the proposed new program annually and shall approve such proposal prior to commitment by the Company to the program.

     8. Provide a report to shareholders for the annual proxy statement on executive compensation policies and criteria, in accordance with applicable rules and regulations.

     9. Conduct an annual evaluation of the Committee's performance, review Committee member qualifications, and make recommendations to the Governance Committee regarding committee member appointments and removals.

     10. Conduct an annual evaluation of non-employee director compensation and make recommendations to the Board accordingly.

     11. Review the Committee Charter on an annual basis, or more frequently as necessary, and recommend to the Board any revisions considered appropriate.

APPENDIX B



                               LECROY CORPORATION
                  AMENDED AND RESTATED AUDIT COMMITTEE CHARTER
                           EFFECTIVE FEBRUARY 11, 2004
     PURPOSE

     The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board"), to represent and assist the Board in its oversight of:
(i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the Company's independent registered public accounting firm's (referred to herein as the "independent auditor") qualifications and independence and (iv) the performance of the Company's independent auditors.

     COMMITTEE STRUCTURE

     The Committee shall consist of at least three directors. Each member of the Committee shall meet the independence and experience requirements of the NASDAQ Stock Market, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Securities and Exchange Commission.

     The Board shall designate one member of the Committee as Chairperson. The Board may, at any time and in its complete discretion, replace a Committee member.

     MEETINGS

     The Committee shall meet at least quarterly or more frequently as circumstances require. The Committee shall meet periodically with management and the independent auditor in separate sessions. Minutes shall be kept of each meeting of the Committee, and the Committee shall regularly provide reports of its actions to the Board.

     COMMITTEE AUTHORITY AND RESPONSIBILITIES

     The Committee shall directly appoint, retain, compensate, evaluate and if necessary replace the Company's independent auditor. The Committee shall be directly responsible for overseeing the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Company's independent auditor shall report directly to the Committee.

     The Committee has the sole authority to approve all audit engagement fees and terms. The Committee must pre-approve all auditing and permissible non-auditing services of the independent auditor, subject to de minimus exceptions for other than audit, review, or attest services that are approved by the Committee prior to completion of the audit. The Committee shall have the authority to engage, without Board approval, independent legal, accounting, and other advisors as it deems necessary to carry out its duties. The Company shall provide appropriate funding, as determined by the Committee, to compensate the independent auditor, outside legal counsel, or any other advisors employed by the Committee, and to pay ordinary Committee administrative expenses that are necessary and appropriate in carrying out its duties.

     The Committee has the powers and responsibilities delineated in this Charter. It is not, however, the Committee's responsibility to prepare and certify the Company's financial statements, to guarantee the independent auditor's report, or to guarantee other disclosures by the Company. These are the fundamental responsibilities of management and the independent auditor. Committee members are not full-time Company employees and are not performing the functions of auditors or accountants.

     The Committee shall review and reassess the adequacy of this Charter on an annual basis and submit proposed changes to the Board for approval.

     OVERSIGHT OF COMPANY'S INDEPENDENT AUDITOR

     The Committee shall discuss the scope of the annual audit with management and the independent auditors.

     The Committee shall assure the regular rotation of the lead audit partner as required by Section 10A(j) of the Exchange Act.

     The Committee shall set clear hiring policies for employees or former employees of the independent auditor that are consistent with Section 10A(l) of the Exchange Act.

     DISCLOSURE AND FINANCIAL STATEMENTS

     The Committee shall obtain, review and discuss reports from the independent auditor regarding: (i) all critical accounting policies and practices to be used; (ii) all alternative accounting treatments of financial information within generally accepted accounting principles that have been discussed with management, including the ramifications of the use of these alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (iii) other material written communications between the independent auditor and Company management, such as any management letter or schedule of unadjusted differences.

     The Committee shall discuss with the independent auditor and then disclose the matters required to be discussed and disclosed by Statement on Auditing Standards No. 61, as amended, including any difficulties the independent auditor encountered in the course of the audit work, any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management.

     The Committee shall discuss with management and the independent auditor the audited financial statements and quarterly financial statements, including matters required to be reviewed under legal, regulatory or NASDAQ requirements.

     The Committee shall discuss with management and the independent auditor, as appropriate, earnings press releases and financial information and earnings guidance provided to analysts and to rating agencies.

     The Committee shall review the CEO and CFO's disclosure and certifications under Sections 302 and 906 of the Sarbanes-Oxley Act.

     The Committee shall review with management and the independent auditors the adequacy of the Company's internal controls, disclosure processes and management's responses with respect to recommendations for internal control improvements.

     COMPLIANCE AND REGULATORY OVERSIGHT RESPONSIBILITIES

     The Committee shall review and pre-approve all related party transactions.

     The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

     The Committee shall ascertain annually from the independent auditor whether the Company has issues under Section 10A(b) of the Exchange Act.

     The Committee shall review with management and the independent auditor any correspondence with regulators and any published reports that raise material issues regarding the Company's accounting policies.

APPENDIX C


                               LECROY CORPORATION
                               BOARD OF DIRECTORS

          AMENDED AND RESTATED NOMINATING/GOVERNANCE COMMITTEE CHARTER
                       EFFECTIVE AS OF SEPTEMBER 22, 2004


     I.  MEMBERSHIP; STRUCTURE AND OPERATIONS

     The Nominating/Governance Committee (the "Committee") of the Board of Directors (the "Board") of LeCroy Corporation (the "Company") shall consist of three or more independent directors, none of whom shall be employees or officers of the Company or its subsidiaries, meeting the independence requirements of the Nasdaq rules and any other applicable laws, rules and regulations governing independence.

     The members of the Committee shall be appointed by the Board and shall serve until replaced by the Board.

     Unless a member of the Committee is designated as its chairperson by the Board, the Committee may designate one of its members as its chairperson.

     The Committee shall meet in person or telephonically at least twice a year, and more frequently as deemed necessary by the Committee chairperson and/or the Committee.


     II.  PURPOSES, DUTIES AND RESPONSIBILITIES

     The Committee shall have the following purposes, duties and responsibilities:

     1. Recommend to the Board any changes in the size or composition of the Board or any committee thereof.

     2. With input from the Board, establish the criteria for Board membership, which shall reflect at a minimum all applicable laws, rules, regulations and listing standards, and take such criteria and such other factors as it deems appropriate, into consideration in recommending candidates. These factors may include judgment, skill, diversity, experience with businesses and other organizations of comparable size, other board memberships, the interplay of the candidate's experience with the experience of other Board members, and the extent to which the candidate would bring desirable expertise to the Board or any committee of the Board; however the Committee retains the right to modify these factors from time to time. Specific qualities or skills that the Nominating/Governance Committee believes are necessary for one or more of the Company's directors to possess include experience as a director on boards of public companies of similar or greater size and complexity, experience as a CEO or other senior executive, and experience in product manufacturing, marketing/sales, finance, international business, and technology; however the Committee retains the right to modify these qualities from time to time.

     3. The Committee shall consider all candidates recommended by the Company's stockholders in accordance with the procedures set forth in the Company's annual proxy statement. The Committee may consider candidates proposed by management, but is not required to do so.

     4. When an opening for a new director is deemed to exist, diligently seek to identify potential director candidates who will strengthen the Board. The Committee shall conduct all necessary and appropriate inquires into the background and qualifications of potential candidates.

     5. Recommend to the Board the candidates for director to be proposed by the Board for election at each annual meeting of stockholders or, if applicable, at a special meeting of the stockholders, and to be added to the Board at any other time due to Board expansions, director resignations or retirements (including a recommendation as to the class of directors in which the candidate should serve in the case of an increase in the size of the Board).

     6. Identify Board members qualified to fill vacancies on any committee of the Board and recommend that the Board appoint the identified member or members to the respective committee. In nominating a candidate for committee membership, the Committee shall take into consideration the criteria approved by the Board and the factors set forth in the charter of that committee, if any, as well as any other factors it deems appropriate.

     7. Consider the performance of each director before recommending to the Board his or her nomination for an additional term as director.

     8. Periodically assess the effectiveness of the Committee in meeting its responsibilities.

     9.   Develop a CEO succession plan.

     10. Develop and recommend to the Board a corporate governance policy and any changes thereto, setting forth the corporate governance guidelines applicable to the Company.

     11.  Review the Company's Code of Conduct.

     12. Monitor and make recommendations to the Board on other matters of Board policies and practices relating to corporate governance.

     13. Report regularly to the Board on matters within the scope of the Committee, as well as any special problems that merit the attention of the Board.

     14. Review and make recommendations to the Board regarding proposals of stockholders that relate to corporate governance, including stockholder proposals for director candidates.

     15. Undertake from time to time additional activities within the scope of the Committee's charter, as it may deem appropriate, to ensure the effective functioning of the Board and high quality corporate governance practices.

     16. Assist management in the preparation of the disclosure in the Company's annual proxy statement regarding the operation of the Committee.

     17. Perform any other duties or responsibilities expressly delegated to the Committee by the Board from time to time relating to the nomination of Board and committee members.


     III. RESOURCES AND AUTHORITY OF THE COMMITTEE

     The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate and approve the fees and other retention terms of special counsel or other experts or consultants as it deems appropriate, without seeking approval of the Board or management. With respect to consultants or search firms used to identify director candidates, this authority shall be vested solely in the Committee.

LECROY CORPORATION

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694


                             ----------------------

                             ----------------------

                Your vote is important. Please vote immediately.

Vote-by-Internet                             Vote-by-Telephone
Log on to the Internet and go to      OR     Call toll-free
http://www.eproxyvote.com/lcry               1-877-PRX-VOTE (1-877-779-8683)

Go to http://www.eproxyvote.com/lcry by      Call 1-877-PRX-VOTE by midnight
midnight (Eastern Time) October 26,          (Eastern Time) October 26, 2004.
2004.

If you vote over the Internet or by telephone, please do not mail your card.



            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL    ZLCRC1

/X/ Please mark                                                         | #LCR
    votes as in                                                         --
    this example.

--------------------------------------------------------------------------------
            The Board of Directors recommends a vote FOR Proposal 1.
--------------------------------------------------------------------------------


1. To elect Directors for a term expiring in 2007
   (as set forth in the Proxy Statement).

   Nominees: (01) Robert E. Anderson, (02) Walter O. LeCroy, Jr.
             and (03) Thomas H. Reslewic

                FOR                           WITHELD
                ALL       / /           / /   FROM ALL
              NOMINEES                        NOMINEES

/ / ___________________________________________________________________________
    For all nominee(s) except as written above.

TO CHANGE YOUR ADDRESS, PLEASE MARK THIS BOX AND NOTE YOUR NEW ADDRESS ON THE LEFT / /

PLEASE MARK THIS BOX IF YOU PLAN TO ATTEND THE ANNUAL MEETING / /

If you wish to submit your proxy by telephone or internet, see instructions above.

NOTE: Please sign exactly as your name or names appear hereon. Joint owners should each sign. When signing as Executor, Administrator, Trustee, or Guardian, etc., please add your full title. This proxy votes all shares held in all capacities.

Detach and return in the enclosed envelope.

Signature: ________________ Date: _________ Signature:_____________ Date:______

                                  DETACH HERE

                                                                          ZLCRC2


                                     PROXY

                               LECROY CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of LeCroy Corporation hereby appoints each of Thomas
H. Reslewic and Scott D. Kantor, as the undersigned's attorney-in-fact and proxy, with full powers of substitution and resubstitution, and hereby authorizes each of them, acting individually, to vote in the name of and on behalf of the undersigned all shares of the Common Stock of LeCroy Corporation that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of LeCroy Corporation to be held on Wednesday, October 27, 2004, and at any adjournment or postponement thereof, with all powers that the undersigned would have if personally present.

WHEN PROPERLY EXECUTED THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATIONS ARE GIVEN, THE PROXIES WILL VOTE "FOR" THE ELECTION OF ALL LISTED NOMINEES AS LISTED ON THE REVERSE SIDE OF THIS CARD, AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES AS TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE AND MAIL YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE                                                     SEE REVERSE
   SIDE                                                            SIDE